Exhibit 99.1



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 11-K


                Annual Report Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


|X| Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the year ended December 31, 1996

                                      OR

|_| Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

      For the transition period from       to

                         Commission file number 1-640


      A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             NL INDUSTRIES, INC.
                      16825 Northchase Drive, Suite 1200
                          Houston, Texas 77060-2544

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                                    INDEX



                                                                    Page

Signature Page                                                        2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                          F-1 to F-16

Exhibit 1 - Consent of Independent Accountants

                                   SIGNATURE


      Pursuant  to  the   requirements  of  the  Securities  Act  of  1934,  the
Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                              NL INDUSTRIES, INC.
                              RETIREMENT SAVINGS PLAN

                        By:   NL INDUSTRIES, INC.
                              PENSION AND EMPLOYEE
                              BENEFITS COMMITTEE,
                              Administrator of
                              NL Industries, Inc.
                              Retirement Savings Plan


                        By:   /s/ Edward J. Zadzora
                              Edward J. Zadzora
                              Chairman


June 20, 1997

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN



      FINANCIAL STATEMENTS, FUND INFORMATION AND SUPPLEMENTAL SCHEDULES
                    WITH REPORT OF INDEPENDENT ACCOUNTANTS

                              December 31, 1996

                              NL INDUSTRIES INC.
                           RETIREMENT SAVINGS PLAN


                                     INDEX



                                                                      Page

Report of Independent Accountants                                      F-2

Financial Statements:

 Statements of Net Assets Available for Benefits, with
  Fund Information - December 31, 1995 and 1996                    F-3 to F-5

 Statements of Changes in Net Assets Available for
  Benefits, with Fund Information - Years ended
  December 31, 1995 and 1996                                       F-6 to F-8

 Notes to Financial Statements                                     F-9 to F-14

Supplemental Schedules:

 Item 27a - Schedule of Assets Held for Investment Purposes
  - December 31, 1996                                                 F-15

 Item 27d - Schedule of Reportable Transactions
  - Year ended December 31, 1996                                      F-16

All other schedules are omitted because they are not applicable or not required.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Pension and Employee Benefits Committee of
NL Industries, Inc.:

      We have audited the accompanying statements of net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan as of December 31, 1995 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of NL's Pension and Employee Benefits Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by NL's Pension and Employee Benefits Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan as of December 31, 1995 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

      Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed on the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.






                                          COOPERS & LYBRAND L.L.P.
Houston, Texas
June 12, 1997

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS,
                            WITH FUND INFORMATION

                              December 31, 1995


                                                         Fund Information
                                ---------------------------------------------------------------------
                                ML Federal   ML Capital      ML Basic      ML Retirement    ML Global
                                Securities      Fund,         Value        Preservation     Holdings,
                                   Trust        Inc.           Fund            Trust           Inc.
                                ----------   ----------      ---------     -------------    ---------

Investments at fair value:
  Common stock ...........   $      --     $      --     $      --     $      --     $      --
  Other securities .......       635,644     4,182,517     2,290,572    24,364,863       726,896
Employer contributions
 receivable ..............        22,516       143,211       148,455       289,062        59,397
Cash .....................          --            --            --            --            --
                             -----------   -----------   -----------   -----------   -----------
  Net assets available for
   plan benefits .........   $   658,160   $ 4,325,728   $ 2,439,027   $24,653,925   $   786,293
                             ===========   ===========   ===========   ===========   ===========


                                         Fund Information
                             ------------------------------------
                                 Common Stock Funds
                             -------------------------
                                              Dresser/     Cash
                                  NL          Tremont      Fund          Total
                             -----------   -----------   ---------     -----------

Investments at fair value:
  Common stock ...........   $ 2,966,120   $   392,019   $      --     $ 3,358,139
  Other securities .......          --            --            --      32,200,492
Employer contributions
 receivable ..............        96,019          --            --         758,660
Cash .....................          --            --           4,029         4,029
                             -----------   -----------   -----------   -----------
  Net assets available for
   plan benefits .........   $ 3,062,139   $   392,019   $     4,029   $36,321,320
                             ===========   ===========   ===========   ===========


                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS,
                      WITH FUND INFORMATION (CONTINUED)

                              December 31, 1996


                                                     Fund Information
                                   --------------------------------------------------
                                                                  AIM
                                   MFS Emerging  Templeton   International  AIM Value
                                   Growth Fund   World Fund   Equity Fund     Fund
                                   -----------   ----------  -------------  ---------

Investments at fair value:
  Common stock ..................   $     --     $     --     $     --     $     --
  Other securities ..............    1,053,576      476,472      405,674      725,427
Employer contributions receivable       51,737       34,693       23,202       33,185
Cash ............................         --           --           --           --
                                    ----------   ----------   ----------   ----------
  Net assets available for plan
   benefits .....................   $1,105,313   $  511,165   $  428,876   $  758,612
                                    ==========   ==========   ==========   ==========


                                             Fund Information
                                 -----------------------------------------
                                                                ML Global
                                  MFS Government  ML Equity    Allocation
                                 Securities Fund  Index Trust   Fund, Inc.
                                 ---------------  -----------  -----------

Investments at fair value:
  Common stock ..................   $     --     $     --     $     --
  Other securities ..............      215,693      346,379      477,894
Employer contributions receivable       11,014       21,451       25,031
Cash ............................         --           --           --
                                    ----------   ----------   ----------
  Net assets available for plan
   benefits ......................  $  226,707   $  367,830   $  502,925
                                    ==========   ==========   ==========


                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

               STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS,
                      WITH FUND INFORMATION (CONTINUED)

                        December 31, 1996 (Continued)



                                                Fund Information (Continued)
                             ---------------------------------------------------------------------
                             ML Federal    ML Capital     ML Basic    ML Retirement   ML Global
                             Securities       Fund,        Value      Preservation    Holdings,
                                Trust         Inc.          Fund          Trust          Inc.
                             ----------    -----------   -----------  -------------  -----------
Investments at fair value:
  Common stock ...........   $      --     $      --     $      --     $      --     $      --
  Other securities .......       645,236     4,531,774     3,057,100    22,758,005       601,585
Employer contributions
 receivable ..............        15,144       110,550       107,977       235,826          --
Cash .....................          --            --            --            --            --
                             -----------   -----------   -----------   -----------   -----------
  Net assets available for
   plan benefits .........   $   660,380   $ 4,642,324   $ 3,165,077   $22,993,831   $   601,585
                             ===========   ===========   ===========   ===========   ===========


                                 Fund Information (Continued)
                             ------------------------------------
                                 Common Stock Funds
                             -------------------------
                                              Dresser/     Cash
                                  NL          Tremont      Fund          Total
                             -----------   -----------   ---------     -----------

Investments at fair value:
  Common stock ...........   $ 2,388,253   $   491,385   $      --     $ 2,879,638
  Other securities .......          --            --            --      35,294,815
Employer contributions
 receivable ..............        46,967          --            --         716,777
Cash .....................          --            --           5,608         5,608
                             -----------   -----------   -----------   -----------
  Net assets available for
   plan benefits .........   $ 2,435,220   $   491,385   $     5,608   $38,896,838
                             ===========   ===========   ===========   ===========


                See accompanying notes to financial statements.
                                    F-5

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS,
                            WITH FUND INFORMATION

                         Year ended December 31, 1995



                                                                          Fund Information
                                           ---------------------------------------------------------------------------
                                           ML Federal     ML Capital        ML Basic      ML Retirement    ML Global
                                           Securities        Fund,           Value        Preservation     Holdings,
                                              Trust          Inc.             Fund            Trust           Inc.
                                           ----------     ------------    ------------    -------------   ------------
Investment income:
  Dividend income:
    Dresser Corporation ...............   $       --      $       --      $       --      $       --      $       --
    Other .............................         30,096         428,859         101,067            --            38,299
  Interest income .....................           --              --              --         1,518,710            --
                                          ------------    ------------    ------------    ------------    ------------

  Total investment income .............         30,096         428,859         101,067       1,518,710          38,299
                                          ------------    ------------    ------------    ------------    ------------

Net appreciation (depreciation) in
 the fair value of investments ........         30,007         591,021         420,509            --            58,011
                                          ------------    ------------    ------------    ------------    ------------

Contributions:
  Participants ........................         51,497         238,841         192,109         544,341          91,965
  Employer ............................         22,516         143,211         148,455         289,062          59,397
                                          ------------    ------------    ------------    ------------    ------------

  Total contributions .................         74,013         382,052         340,564         833,403         151,362
                                          ------------    ------------    ------------    ------------    ------------

  Total income and
   contributions ......................        134,116       1,401,932         862,140       2,352,113         247,672
                                          ------------    ------------    ------------    ------------    ------------

Net interfund transfers ...............        198,320          27,097         139,605        (893,413)         27,659
                                          ------------    ------------    ------------    ------------    ------------

Distributions:
  Benefit payments ....................         12,096         281,081          69,324       2,615,395          67,623
  Less forfeitures ....................           (182)           (494)           (815)         (2,135)           (631)
                                          ------------    ------------    ------------    ------------    ------------

  Total distributions .................         11,914         280,587          68,509       2,613,260          66,992
                                          ------------    ------------    ------------    ------------    ------------

Net change in net assets
 available for plan benefits ..........        320,522       1,148,442         933,236      (1,154,560)        208,339

Net assets available for plan benefits:
  Beginning of year ...................        337,638       3,177,286       1,505,791      25,808,485         577,954
                                          ------------    ------------    ------------    ------------    ------------

  End of year .........................   $    658,160    $  4,325,728    $  2,439,027    $ 24,653,925    $    786,293
                                          ============    ============    ============    ============    ============



                                                          Fund Information
                                          --------------------------------------------
                                                Common Stock Funds
                                          ----------------------------
                                                            Dresser/          Cash
                                               NL           Tremont           Fund           Total
                                          -----------     ------------    ------------   ------------

Investment income:
  Dividend income:
    Dresser Corporation ...............   $       --      $      9,868    $       --     $      9,868
    Other .............................           --              --              --          598,321
  Interest income .....................           --              --             1,705      1,520,415
                                          ------------    ------------    ------------   ------------

  Total investment income .............           --             9,868           1,705      2,128,604
                                          ------------    ------------    ------------   ------------

Net appreciation (depreciation) in
 the fair value of investments ........       (167,245)         90,951            --        1,023,254
                                          ------------    ------------    ------------   ------------

Contributions:
  Participants ........................        160,265            --              --        1,279,018
  Employer ............................         96,019            --              --          758,660
                                          ------------    ------------    ------------   ------------

  Total contributions .................        256,284            --              --        2,037,678
                                          ------------    ------------    ------------   ------------

  Total income and
   contributions ......................         89,039         100,819           1,705      5,189,536
                                          ------------    ------------    ------------   ------------

Net interfund transfers ...............        512,367         (11,635)           --             --
                                          ------------    ------------    ------------   ------------

Distributions:
  Benefit payments ....................        107,149          23,074            --        3,175,742
  Less forfeitures ....................           (229)           --              --           (4,486)
                                          ------------    ------------    ------------   ------------

  Total distributions .................        106,920          23,074            --        3,171,256
                                          ------------    ------------    ------------   ------------

Net change in net assets
 available for plan benefits ..........        494,486          66,110           1,705      2,018,280

Net assets available for plan benefits:
  Beginning of year ...................      2,567,653         325,909           2,324     34,303,040
                                          ------------    ------------    ------------   ------------

  End of year .........................   $  3,062,139    $    392,019    $      4,029   $ 36,321,320
                                          ============    ============    ============   ============

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS,
                      WITH FUND INFORMATION (CONTINUED)

                         Year ended December 31, 1996



                                                             Fund Information
                                         -------------------------------------------------------
                                                                          AIM
                                         MFS Emerging   Templeton    International    AIM Value
                                         Growth Fund    World Fund    Equity Fund       Fund
                                         ------------   ----------   -------------   -----------
Investment income:
  Dividend income:
    NL Industries, Inc. ...............   $      --      $      --     $      --     $      --
    Dresser Corporation ...............          --             --            --            --
    Other .............................        12,370         31,535        10,357        34,248
  Interest income .....................          --             --            --            --
                                          -----------    -----------   -----------   -----------

  Total investment income .............        12,370         31,535        10,357        34,248
                                          -----------    -----------   -----------   -----------

Net appreciation (depreciation) in the
 fair value of investments ............       (20,966)        10,822        20,990        38,049
                                          -----------    -----------   -----------   -----------

Contributions:
  Participants ........................        66,794         41,172        36,106        50,186
  Employer ............................        51,737         34,693        23,202        33,185
                                          -----------    -----------   -----------   -----------

  Total contributions .................       118,531         75,865        59,308        83,371
                                          -----------    -----------   -----------   -----------

  Total income and contributions ......       109,935        118,222        90,655       155,668
                                          -----------    -----------   -----------   -----------

Net interfund transfers ...............     1,001,104        393,871       338,741       606,950
                                          -----------    -----------   -----------   -----------

Distributions:
  Benefit payments ....................         5,726            928           520         4,006
  Less forfeitures ....................          --             --            --            --
                                          -----------    -----------   -----------   -----------

  Total distributions .................         5,726            928           520         4,006
                                          -----------    -----------   -----------   -----------

Net change in net assets available for
 plan benefits ........................     1,105,313        511,165       428,876       758,612

Net assets available for plan benefits:
  Beginning of year ...................          --             --            --            --
                                          -----------    -----------   -----------   -----------

  End of year .........................   $ 1,105,313    $   511,165   $   428,876   $   758,612
                                          ===========    ===========   ===========   ===========





                                                       Fund Information
                                        -----------------------------------------
                                                                      ML Global
                                        MFS Government  ML Equity     Allocation
                                       Securities Fund  Index Trust   Fund, Inc.
                                       ---------------  -----------  ------------

Investment income:
  Dividend income:
    NL Industries, Inc. ...............   $      --     $      --     $      --
    Dresser Corporation ...............          --            --            --
    Other .............................         7,284          --          39,571
  Interest income .....................          --            --            --
                                          -----------   -----------   -----------

  Total investment income .............         7,284          --          39,571
                                          -----------   -----------   -----------

Net appreciation (depreciation) in the
 fair value of investments ............         4,759        37,376        (3,987)
                                          -----------   -----------   -----------

Contributions:
  Participants ........................        22,970        30,581        30,082
  Employer ............................        11,014        21,451        25,031
                                          -----------   -----------   -----------

  Total contributions .................        33,984        52,032        55,113
                                          -----------   -----------   -----------

  Total income and contributions ......        46,027        89,408        90,697
                                          -----------   -----------   -----------

Net interfund transfers ...............       181,284       282,463       413,140
                                          -----------   -----------   -----------

Distributions:
  Benefit payments ....................           604         4,041           912
  Less forfeitures ....................          --            --            --
                                          -----------   -----------   -----------

  Total distributions .................           604         4,041           912
                                          -----------   -----------   -----------

Net change in net assets available for
 plan benefits ........................       226,707       367,830       502,925

Net assets available for plan benefits:
  Beginning of year ...................          --            --            --
                                          -----------   -----------   -----------

  End of year .........................   $   226,707   $   367,830   $   502,925
                                          ===========   ===========   ===========


                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN ASSETS AVAILABLE FOR BENEFITS,
                      WITH FUND INFORMATION (CONTINUED)

                   Year ended December 31, 1996 (Continued)



                                                               Fund Information (Continued)
                                           ---------------------------------------------------------------------------
                                           ML Federal     ML Capital        ML Basic      ML Retirement    ML Global
                                           Securities        Fund,           Value        Preservation     Holdings,
                                              Trust          Inc.             Fund            Trust           Inc.
                                           ----------     ------------    ------------    -------------   ------------



Investment income:
  Dividend income:
    NL Industries, Inc. ...............   $       --      $       --      $       --      $       --      $       --
    Dresser Corporation ...............           --              --              --              --              --
    Other .............................         43,822         433,519         207,450            --            36,615
  Interest income .....................           --              --              --         1,416,181            --
                                          ------------    ------------    ------------    ------------    ------------

  Total investment income .............         43,822         433,519         207,450       1,416,181          36,615
                                          ------------    ------------    ------------    ------------    ------------

Net appreciation (depreciation) in
 the fair value of investments ........        (13,887)         75,626         235,047            --            51,115
                                          ------------    ------------    ------------    ------------    ------------

Contributions:
  Participants ........................         44,756         265,066         267,891         423,904          44,852
  Employer ............................         15,144         110,550         107,977         235,826            --
                                          ------------    ------------    ------------    ------------    ------------

  Total contributions .................         59,900         375,616         375,868         659,730          44,852
                                          ------------    ------------    ------------    ------------    ------------

  Total income and
   contributions ......................         89,835         884,761         818,365       2,075,911         132,582
                                          ------------    ------------    ------------    ------------    ------------

Net interfund transfers ...............        (52,291)       (280,470)        (46,618)     (1,865,472)       (310,057)
                                          ------------    ------------    ------------    ------------    ------------

Distributions:
  Benefit payments ....................         35,324         287,695          45,697       1,874,490           7,233
  Less forfeitures ....................           --              --              --            (3,957)           --
                                          ------------    ------------    ------------    ------------    ------------

  Total distributions .................         35,324         287,695          45,697       1,870,533           7,233
                                          ------------    ------------    ------------    ------------    ------------

Net change in net assets
 available for plan benefits ..........          2,220         316,596         726,050      (1,660,094)       (184,708)

Net assets available for plan benefits:
  Beginning of year ...................        658,160       4,325,728       2,439,027      24,653,925         786,293
                                          ------------    ------------    ------------    ------------    ------------

  End of year .........................   $    660,380    $  4,642,324    $  3,165,077    $ 22,993,831    $    601,585
                                          ============    ============    ============    ============    ============



                                                  Fund Information (Continued)
                                          --------------------------------------------
                                                Common Stock Funds
                                          ----------------------------
                                                            Dresser/          Cash
                                               NL           Tremont           Fund           Total
                                          -----------     ------------    ------------   ------------

Investment income:
  Dividend income:
    NL Industries, Inc. ...............   $     68,389    $       --      $       --     $     68,389
    Dresser Corporation ...............           --             8,595            --            8,595
    Other .............................           --              --              --          856,771
  Interest income .....................           --              --             1,579      1,417,760
                                          ------------    ------------    ------------   ------------

  Total investment income .............         68,389           8,595           1,579      2,351,515
                                          ------------    ------------    ------------   ------------

Net appreciation (depreciation) in
 the fair value of investments ........       (180,690)        142,421            --          396,675
                                          ------------    ------------    ------------   ------------

Contributions:
  Participants ........................        138,757            --              --        1,463,117
  Employer ............................         46,967            --              --          716,777
                                          ------------    ------------    ------------   ------------

  Total contributions .................        185,724            --              --        2,179,894
                                          ------------    ------------    ------------   ------------

  Total income and
   contributions ......................         73,423         151,016           1,579      4,928,084
                                          ------------    ------------    ------------   ------------

Net interfund transfers ...............       (621,540)        (41,105)           --             --
                                          ------------    ------------    ------------   ------------

Distributions:
  Benefit payments ....................         78,802          10,545            --        2,356,523
  Less forfeitures ....................           --              --              --           (3,957)
                                          ------------    ------------    ------------   ------------

  Total distributions .................         78,802          10,545            --        2,352,566
                                          ------------    ------------    ------------   ------------

Net change in net assets
 available for plan benefits ..........       (626,919)         99,366           1,579      2,575,518

Net assets available for plan benefits:
  Beginning of year ...................      3,062,139         392,019           4,029     36,321,320
                                          ------------    ------------    ------------   ------------

  End of year .........................   $  2,435,220    $    491,385    $      5,608   $ 38,896,838
                                          ============    ============    ============   ============



                See accompanying notes to financial statements.
                                    F-8

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies:

      The financial statements of the NL Industries, Inc. Retirement Savings Plan formerly the "Savings Plan for Employees of NL Industries, Inc.") (the "Plan") have been prepared in accordance with generally accepted accounting principles. The following is a summary of the significant accounting policies followed by the Plan.

Investments

      Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

      Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Contributions

      Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions are accrued at the end of each year and are received in the subsequent year.

Investment income

      Income from investments is recorded as earned on an accrual basis. Dividend income is recorded at the ex-dividend date.

Termination of Plan

      Although it has not expressed any intent to do so, NL Industries, Inc. has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

Note 2 - Plan description:

      The Plan's principal objective is to provide eligible employees of NL Industries, Inc. and its Subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 1996 there were 222 active participants and 656 total participants. Participants currently employed by the Company ("Active Participants") may make basic contributions of between 1% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after-tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contribution of between 1% and 4% of their eligible compensation.

      In accordance with the Tax Reform Act of 1986, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code ($9,500 annual maximum for 1996). Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

      The Company contributes a discretionary amount of matching contributions, determined annually, based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of the Company. The employer match applies only to the employee's basic contributions.

      On March 31, 1996, the defined benefit plan for salaried employees of NL Industries, Inc. was amended and the pension benefits frozen for the majority of the Company's U.S. employees. Effective April 1, 1996, every employee who is eligible to participate in the Plan will receive an annual contribution into their investment account of 3% of their eligible compensation, subject to IRS limitations on eligible compensation, which currently is $150,000. The Company will make this contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan. This contribution is in addition to the Company's discretionary matching contribution described above.

      Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan. A participant with less than three years of service is 0% vested in employer contributions, 50% vested following three years of service, 75% vested following four years of service and fully vested in all employer contributions following five years of service. Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Amounts forfeited are used in the following order:
(i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and
(iii) to reduce employer contributions.

      Merrill Lynch Trust Company ("Merrill Lynch" or "ML") serves as trustee for the Plan.

      Employees may elect to have their own contributions invested in one or more funds, whose investment objectives are as follows:


                                                                   Number of
                                                                participants at
                                                                  December 31,
                                                               ----------------
                                                               1995        1996
                                                               ----        ----

Merrill Lynch Retirement Preservation Trust - managed           381        368
with the objective of providing preservation of capital, liquidity and current income through investments primarily in Guaranteed Investment Contracts.

Merrill Lynch Basic Value Fund, Inc. - Class A Shares -         141        163
managed with the objective of seeking capital appreciation and, secondarily, income.

Merrill Lynch Federal Securities Trust - Class D Shares -        85         82
managed with the objective of seeking a high current return through investments in U.S. government and government agency securities.

Merrill Lynch Capital Fund, Inc. - Class A Shares -             189        184
managed with the objective of seeking the highest total investment return consistent with prudent risk, investing in equity, debt and convertible securities.

Merrill Lynch Global Holdings, Inc. - Class A Shares -           77         59
managed with the objective of seeking the highest total investment return consistent with prudent risk through world-wide investment in an internationally diversified portfolio of securities.

NL Stock Fund - invested in NL common stock.                    530        500


     Effective April 1, 1996, seven additional mutual fund investments became available to participants.


MFS Emerging Growth Fund - Class A Shares - managed with          -        104
the objective of providing long-term growth of capital by investing primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

Templeton World Fund - Class I Shares - managed with the          -         78
objective of seeking long-term capital growth by investing in securities of companies or governments located throughout the world. The fund's portfolio is invested in securities of both U.S. and foreign issuers.

                                                                   Number of
                                                                participants at
                                                                  December 31,
                                                               -----------------
                                                               1995        1996
                                                               ----        ----

AIM International Equity Fund - Class A Shares - managed          -         70
with the objective of seeking long-term return of capital by investing in a diversified portfolio of international equity securities.

AIM Value Fund - Class A Shares - managed with the                -         90
objective of achieving long-term growth of capital by investing primarily in equity securities judged to be undervalued relative to appraisals of the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity market generally. Income is a secondary objective.

MFS Government Securities Fund - Class A Shares - managed         -         49
with the objective of providing current income and preservation of principal by investing in Government
Securities and by investing in obligations that are fully collateralized or otherwise fully secured by Government
Securities.

Merrill Lynch Equity Index Trust - managed with the               -         67
objective of approximating the total return of the Standard & Poor's 500 Composite Stock Index. This index is a means to measure the performance of a broad base of large U.S. corporations.

Merrill Lynch Global Allocation Fund, Inc. - Class A              -         75
Shares - managed with the objective of seeking a high
total  investment   return,   consistent  with  the
prudent  risk,   through  a fully-managed investment
policy utilizing United States and foreign equity, debt and money market securities the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends.

      In addition to the funds listed above, the Dresser/Tremont Stock Fund holds investments in Dresser Industries for 50 participants and Tremont Corporation common stock for 43 participants. Contributions or transfers into the Dresser/Tremont Stock Fund are no longer allowed. On March 31, 1996, investments in the Merrill Lynch Global Holdings fund were frozen and only transfers out of this fund are permitted. Prior to March 31, 1996, employee contributions to the fund were permitted; however, no employer matching contributions were made in 1996 to this fund.

      Prior to the investment in securities of a type consistent with the objectives of any fund, cash may be temporarily invested in securities with maturities of less than one year issued or guaranteed by the U.S. government or any agency or instrumentality thereof or deposited in a bank savings account.

      Interfund transfers may be made daily, except that only one transfer per participant per quarter may affect amounts in the NL Stock Fund. Only one transfer is permitted out of the Dresser/Tremont Stock Fund which must be a transfer of the total value of the participant's account in that fund.

      Distributions to employees may occur during active service or upon termination and under prescribed circumstances, may be in the form of lump sums, installments, annuities or combinations thereof or employer securities.

      The Company bears the responsibility of all administrative expenses of the Plan.

Note 3 - Investments:

      The historical cost and fair value of each of the investments at December 31, 1995 and 1996 were as follows:


                                                       1995                       1996
                                            -------------------------   -------------------------
                                             Historical                 Historical
Fund description                               cost       Fair value       cost       Fair value
----------------                            -----------   -----------   -----------   -----------

Merrill Lynch Retirement Preservation
 Trust ..................................   $24,364,863   $24,364,863   $22,758,005   $22,758,005

Merrill Lynch Basic Value Fund, Inc. -
 Class A Shares .........................     1,886,249     2,290,572     2,564,065     3,057,100

Merrill Lynch Federal Securities Trust -
 Class D Shares .........................       626,884       635,644       648,231       645,236

Merrill Lynch Capital Fund, Inc. -
 Class A Shares .........................     3,671,102     4,182,517     4,043,712     4,531,774

Merrill Lynch Global Holdings, Inc. -
 Class A Shares .........................       685,081       726,896       550,799       601,585

MFS Emerging Growth Fund - Class A Shares          --            --       1,059,235     1,053,576

Templeton World Fund - Class I Shares ...          --            --         465,233       476,472

AIM International Equity Fund - Class A
 Shares .................................          --            --         386,506       405,674

AIM Value Fund - Class A Shares .........          --            --         686,839       725,427

MFS Government Securities Fund - Class A
 Shares .................................          --            --         210,926       215,693

Merrill Lynch Equity Index Trust ........          --            --         309,021       346,379

Merrill Lynch Global Allocation Fund,
 Inc. - Class A Shares ..................          --            --         481,896       477,894

NL Stock Fund ...........................     2,986,130     2,966,120     2,790,711     2,388,253

Dresser/Tremont Stock Fund:
  Dresser Common Stock ..................       145,727       339,796       138,847       392,719
  Tremont Common Stock ..................        25,816        52,223        22,601        98,666
                                            -----------   -----------   -----------   -----------

                                            $34,391,852   $35,558,631   $37,116,627   $38,174,453
                                            ===========   ===========   ===========   ===========


      At June 12, 1997, the market value of the shares of NL, Dresser and Tremont stock held at December 31, 1996 was $3,047,076, $443,393 and $118,807
respectively.

Concentration of credit risk

      During 1995 and the first quarter of 1996, the Plan's assets were invested principally with investment funds managed by Merrill Lynch and common stock of NL, Dresser and Tremont. Beginning April 1, 1996 seven new funds were added including two that are managed by Merrill Lynch. Each of the other five funds are managed by either i) Massachusetts Financial Services ("MFS"), ii) AIM Advisors, Inc., or iii) Templeton Global Advisors Limited. At December 31, 1996, 85% of the Plan's investments were managed by Merrill Lynch.

Note 4 - Related party transactions:

      The NL Stock Fund and the Dresser/Tremont Stock Fund invest in the common stock of NL and Tremont. The activity of these securities for the years ended December 31, 1995 and 1996 was as follows:


                                                       Sales and
                                                     distributions,     Realized
                                         Purchases       at cost          gain
                                         ---------   --------------     --------

Year ended December 31, 1995:
  NL common stock ....................      $958,290      $251,364      $ 57,786
  Tremont common stock ...............          --           2,829         1,519

Year ended December 31, 1996:
  NL common stock ....................      $554,224      $749,643      $201,758
  Tremont common stock ...............          --           3,215         8,893


Note 5 - Tax status:

      The Plan, as amended in 1994, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

      The Plan has received a favorable determination as of September 1995, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code and is qualified for favorable tax treatment. The Company intends to file an application with the Internal Revenue Service for a determination of the qualified status of the Plan under Section 401(a) of the Code for all amendments made to the Plan since the last determination letter.

                            SUPPLEMENTAL SCHEDULES

                 NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              December 31, 1996

                    Employer Identification No. 13-5267260

                                 Plan No. 003




                                                        Cost       Fair value
                                                     -----------   -----------

   Merrill Lynch Retirement Preservation Trust       $22,758,005   $22,758,005

   Merrill Lynch Basic Value Fund, Inc. -
    Class A shares                                     2,564,065     3,057,100

   Merrill Lynch Federal Securities Trust - Class
    D Shares                                             648,231       645,236

   Merrill Lynch Capital Fund, Inc. -
    Class A shares                                     4,043,712     4,531,774

   Merrill Lynch Global Holdings, Inc. -
    Class A shares                                       550,799       601,585

   MFS Emerging Growth Fund - Class A Shares           1,059,235     1,053,576

   Templeton World Fund - Class I Shares                 465,233       476,472

   AIM International Equity Fund - Class A Shares        386,506       405,674

   AIM Value Fund - Class A Shares                       686,839       725,427

   MFS Government Securities Fund - Class A Shares       210,926       215,693

   Merrill Lynch Equity Index Trust                      309,021       346,379

   Merrill Lynch Global Allocation Fund, Inc.-
    Class A Shares                                       481,896       477,894

*  NL Stock Fund - Common Stock                        2,790,711     2,388,253

   Dresser/Tremont Stock Fund - Common Stock:
     Dresser Industries                                  138,847       392,719
*    Tremont Corporation                                  22,601        98,666
                                                     -----------   -----------

                                                     $37,116,627   $38,174,453
                                                     ===========   ===========

Note: Cost is determined based on historical cost. Gains and losses on sales of investments are calculated based on average cost.

*  Investment in a "Party-in-interest" entity, as defined by ERISA.

                             NL INDUSTRIES, INC.

                           RETIREMENT SAVINGS PLAN

                ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                         Year ended December 31, 1996

                    Employer Identification No. 13-5267260

                                 Plan No. 003




                                                                                            Fair value
                                                                                            of asset on
                                    Number of     Purchase      Selling       Cost of       transaction    Net gain
Description of Asset              Transactions     price         price         asset           date         (loss)
--------------------              ------------  ----------     ----------     -------       -----------    --------

Merrill Lynch Retirement
 Preservation Trust:
  Purchases ................            136     $3,209,340     $     --       $3,209,340     $3,209,340     $   --
  Sales ....................            131           --        4,816,180      4,816,180      4,816,180         --

Merrill Lynch Capital Fund
 Inc. - Class A Shares
  Purchases ................             80      1,234,657           --        1,234,657      1,234,657         --
  Sales ....................             79           --          961,025        862,047        961,025       98,978

Merrill Lynch Basic Value
 Fund, Inc. - Class A Shares
  Purchases ................             85      1,387,579           --        1,387,579      1,387,579         --
  Sales ....................             50           --          853,095        706,759        853,095      146,336


                                                                     EXHIBIT I




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the:

  (i) Registration Statement No. 2-98713 on Form S-8 and related Prospectus with respect to the 1985 Long Term Performance Incentive Plan of NL Industries, Inc.;

  (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the Savings Plan for Employees of NL Industries, Inc.;

  (iii) Registration Statement No. 33-29287 on Form S-8 and related Prospectus, as amended, with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

  (iv) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the 1992 Non-Employee Director Stock Option Plan of NL Industries, Inc.

of our report which is dated June 12, 1997, on our audits of the statements of net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan as of December 31, 1995 and 1996 and the related statements of changes in net assets available for benefits for the years then ended, which report is included in this Annual Report on Form 11-K.







                                    Coopers & Lybrand L.L.P.





Houston, Texas
June 20, 1997